UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    October 6, 2004
                                                 ---------------------


                           NATURAL HEALTH TRENDS CORP.
               ---------------------------------------------------
               (Exact name of Company as specified in its charter)



         FLORIDA                        0-25238                  59-2705336
----------------------------          ------------           ------------------
(State or other jurisdiction          (Commission              IRS Employer
      of incorporation)               File Number)           Identification No.)



    12901 Hutton Drive     Dallas, TX                               75234
   ----------------------------------------                       ----------
   (Address of principal executive offices)                       (Zip Code)



Company's telephone number, including area code     (972) 241-4080
                                                ---------------------


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

         On October 6, 2004, Natural Health Trends Corp. (the "Company") entered into a securities purchase agreement (the "Securities Purchase Agreement") (and subscription agreements with respect to certain Canadian investors) (collectively, the "Purchase Agreements") and a registration rights agreement (the "Registration Rights Agreement") with certain institutional and accredited investors as well as certain officers and directors of the Company (the "Buyers"). Pursuant to the Purchase Agreements, the Company agreed to sell, and the Buyers agreed to purchase, a total of 1,369,704 units of the Company's securities ("Units") at a price of $12.595 per Unit. Each Unit consists of one share of the Company's common stock, par value $.001 per share ("Common Stock"), and one common stock purchase warrant exercisable for one share of Common Stock at any time through October 6, 2009 at an exercise price of $12.47 per share (the "Warrants"). Net proceeds from this transaction are expected to be approximately $16 million, after the payment of commissions and expenses.

         The Units were issued in a private placement, were not registered under the Securities Act of 1933, as amended (the "Act), and may not be offered or sold in the United States absent registration under the Act or an applicable exemption from the registration requirements of the Act. Pursuant to the Registration Rights Agreement, the Company has agreed to register the shares included in the Units and the shares issuable upon exercise of the Warrants for resale under the Act. The Registration Rights Agreement provides for the payment of certain liquidated damages in the event that delays are experienced in the Securities and Exchange Commission's declaring that registration statement effective. The Registration Rights Agreement also provides indemnification and contribution remedies to the Buyers in connection with the resale of shares pursuant to such registration statement.

         The Buyers are set forth in the Schedule of Buyers to the Securities Purchase Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

         Reference is made to Item 1.01 hereof with respect to the issuance of the Units. The gross proceeds from the offering were approximately $17.25 million. In connection with this transaction, the Company paid commissions to Avondale Partners, LLC and Sprott Securities (USA) Limited, as placement agents.

         The Company relies upon the exemption from registration afforded by
Section 4(2) of the Act, in that: (a) the Units were sold to a limited number of sophisticated accredited investors, (b) the Units were sold without any general solicitation or public advertising, (c) the Buyers provided the Company with representations customary for a private placement of securities, and (d) the securities to be delivered to the Buyers will bear restrictive legends.

Item 9.01 Financial Statements and Exhibits.

         (c)      The following exhibits are attached to this Current Report:

                  10.1 Securities Purchase Agreement dated October 6, 2004 by and among the Company and the investors signatory thereto.

                  10.2 Subscription Agreement dated October 6, 2004 by and among the Company and the investors signatory thereto.

                  99.1     Press Release of the Company dated October 8, 2004


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NATURAL HEALTH TRENDS CORP.


Date: October 12, 2004
                                       By: /s/ MARK D. WOODBURN
                                           -------------------------------------
                                       Name:  Mark D. Woodburn
                                       Title: President

                                       3